UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2010

PHYSICIANS FORMULA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33142 (Commission File Number)	23-0340099 (IRS Employer Identification No.)

1055 West 8th  Street
Azusa, California 91702
(Address of principal executive offices, including Zip Code)

(626) 334-3395
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On June 3, 2010, Physicians Formula, Inc. ("Physicians"), as borrower, Physicians Formula Holdings, Inc. (the "Company"), as guarantor, the subsidiaries of Physicians, as additional guarantors, and Mill Road Capital, L.P. ("MRC")entered into a Third Amendment to the Senior Subordinated Note Purchase and Security Agreement (the "Third Amendment" ), which amends that certain Senior Subordinated Note Purchase and Security Agreement, dated November 6, 2006, as amended on February 3, 2010 and April 30, 2010, entered into by Physicians, its subsidiaries, the Company and MRC pursuant to which, among other things, Physicians issued to MRC a senior subordinated note due November 6, 2014 in the principal amount of eight million dollars (the "Note").

Pursuant to the Third Amendment, MRC has the right to nominate one individual to serve as a member of the Company's board of directors (the "Board") so long as (A) the outstanding principal amount under the Note is no less than $2,000,000 and MRC owns shares of, or securities convertible into, or exercisable for, capital stock of the Company, or (B) MRC owns no less than 5% of the issued and outstanding capital stock of the Company (on a fully diluted basis) and any part of the Note is outstanding. In addition, in the Third Amendment, Company agrees to (i) increase the size of the Board and appoint the MRC's nominee to the Board, and (ii) recommend to the Company's stockholders that MRC's nominee to the Board be elected to the Board at the annual meetings of stockholders (clauses (i) and (ii) together, the "Company Obligations"), in each case so long as the conditions in clauses (A) or (B) of the immediately preceding sentence are met. Prior to the Third Amendment, MRC had the right to nominate one individual to serve a member of the Board and the Company had an obligation to perform the Company Obligations, in each case so long as the Note was outstanding.

Other than as described herein, there were no other changes to the terms of the Note Purchase Agreement, as previously amended.

The Third Amendment is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 5.07  Submission of Matters to a Vote of Security Holders.

On Thursday, June 3, 2010, the Company held its Annual Meeting of Shareholders (the “Annual Meeting”).  A summary of the matters voted upon by the shareholders at the Annual Meeting is set forth below.

Proposal 1.  The shareholders elected each of the six nominees for director to serve for a term to expire at the 2011 Annual Meeting of Shareholders based on the following votes:

	FOR	WITHHELD	BROKER NON-VOTES
Ingrid Jackel	9,874,279	647,158	2,244,489
Zvi Eiref	9,615,662	905,775	2,244,489
Jeffrey P. Rogers	10,341,909	179,528	2,244,489
Padraic L. Spence	9,615,655	905,782	2,244,489
Charles J. Hinkaty	9,666,052	855,385	2,244,489
Thomas Lynch	10,341,909	179,528	2,244,489

Proposal 2.  Shareholders ratified the appointment by the Company’s Board of Directors of Deloitte & Touche LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2010 based on the following votes:

	FOR	AGAINST	ABSTAIN
TOTAL SHARES VOTED	12,684,759	9,843	71,324

Item 9.01  Financial Statements and Exhibits.

 (d) Exhibits

Exhibit No.	Description
10.1	Third Amendment to Senior Subordinated Note Purchase and Security Agreement, dated as of June 3, 2010, by and among Physicians Formula, Inc., as borrower, the guarantors named therein and Mill Road Capital, L.P., as lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHYSICIANS FORMULA HOLDINGS, INC.
/s/ Jeff Berry
Date: June 8, 2010	Name:	Jeff Berry
	Title:	Chief Financial Officer